UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
Current Report Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
July 31, 2009
Date of Report (Date of earliest event reported)
IMMERSION CORPORATION
(Exact name of Registrant as specified in its charter)

Delaware	000-27969	94-3180138
(State or other jurisdiction of	(Commission file number)	(I.R.S. Employer Identification
incorporation)		No.)
801 Fox Lane, San Jose, CA 95131
(Address of principal executive offices) (Zip Code)
(408) 467-1900
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report.)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2 below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(b)
          On July 31, 2009, Stephen M. Ambler, Principal Financial Officer, Chief Financial Officer and Vice-President, Finance of Immersion Corporation (“Immersion”), resigned from his employment with Immersion. Immersion agreed to pay Mr. Ambler approximately $105,000, representing six months of his current base salary. In addition, Immersion agreed to pay him six months of COBRA payments and to extend the exercise period of his currently-vested stock options.
          Immersion is currently undergoing a search for a permanent Chief Financial Officer. In the interim, Immersion has retained an outside consultant to assist in managing its finance and accounting organization.
(e)
          Reference is made to the severance arrangement for Mr. Ambler described above.
Item 8.01 Other Events
          Daniel Chavez, Immersion’s Senior Vice President and General Manager of the Medical Line of Business, will resign from Immersion effective August 7, 2009.

SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Immersion Corporation
Date: August 5, 2009	By:	/s/ Clent Richardson
		Name:	Clent Richardson
		Title:	President and Chief Executive Officer